Registration No. 333-_________
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                                       38-0549190
(State or other jurisdiction of            (I.R.S. Employee Identification No.)
incorporation or organization)

  One American Road
  Dearborn, Michigan                                     48126-1899
(Address of principal executive offices)                 (Zip Code)

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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========================== ======================== ======================== ======================== =======================
                                                                                Proposed maximum
        Title of                                           Proposed            aggregate offering
    securities to be            Amount to be           maximum offering             price (b)               Amount of
       registered              registered (a)         price per share (b)                                registration fee
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    61,452,755
$.01 par value                     shares                   $24.885             $1,529,251,808.17          $382,312.96
========================== ======================== ======================== ======================== =======================
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(a)  The number of shares  being  registered  represents  the maximum  number of additional  shares  not  registered  heretofore  that  may be  acquired  by
     Fidelity  Management  Trust  Company,  as trustee  under the  Master  Trust established as of September 30, 1995, as amended,  and as trustee under the
     Plan,  during 2001 and during  subsequent  years  until a new  Registration
     Statement becomes effective.

(b) Based on the market price of Common Stock of the Company on May 25, 2001, in accordance with Rule 457(c) under the Securities Act of 1933.

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                                       2

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.



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                                       3

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                             ----------------------

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 333-40258, 333-38580, 333-37396, 333-86127, 333-58695, 333-49545, 333-47443, 333-28181, 33-64607,
33-54735,  33-54275,  33-50194,  33-36061, 33-14951 and 2-95020 are incorporated herein by reference.


                              --------------------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Exhibit 4.1  -  Ford Motor Company Savings and Stock Investment Plan for
                Salaried Employees (as amended effective January 1, 1997) with amendments through January 26, 2000. Filed as Exhibit 4.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 4.2  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.3  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.4  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 333-28181 and incorporated herein by reference.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

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                                       4


Exhibit 23   -  Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.

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                                       5



                                   SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of May, 2001.


                             FORD MOTOR COMPANY SAVINGS AND STOCK
                             INVESTMENT PLAN FOR SALARIED EMPLOYEES


                             By:/s/Sheryl Herrick
                             --------------------------------------
                             Sheryl Herrick, Chairperson
                             Savings and Stock Investment Plan Committee


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                                       6

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of May, 2001.


                             FORD MOTOR COMPANY

                             By:  Jacques Nasser*
                             --------------------------------------
                             (Jacques Nasser)
                              Chief Executive Officer and President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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         Signature                         Title                                Date
         ---------                         -----                                ----


                                        Director and President and
     Jacques Nasser*                    Chief Executive Officer
-----------------------------           (principal executive officer)
    (Jacques Nasser)


                                        Director, Chairman of the Board and
   William Clay Ford, Jr.*              Chairman of the Environmental and
-----------------------------           Public Policy Committee, the Finance
  (William Clay Ford, Jr.)              Committee and the Nominating and
                                        Governance Committee


    John R. H. Bond                     Director                                May 30, 2001
-----------------------------
    (John R. H. Bond)



    Michael D. Dingman*                 Director and Chairman of the
-----------------------------           Compensation Committee
   (Michael D. Dingman)



     Edsel B. Ford II*                  Director
-----------------------------
    (Edsel B. Ford II)



     William Clay Ford*                 Director
-----------------------------
    (William Clay Ford)


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                                       7



         Signature                         Title                                Date
         ---------                         -----                                ----


  Irvine O. Hockaday, Jr.*              Director and Chairman of
-----------------------------           the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*                Director
-----------------------------
    (Marie-Josee Kravis)



      Ellen R. Marram*                  Director
-----------------------------
     (Ellen R. Marram)



     Homer A. Neal*                     Director
-----------------------------
    (Homer A. Neal)



       Jorma Ollila*                    Director                                May 30, 2001
-----------------------------
      (Jorma Ollila)



      Carl E. Reichardt*                Director
-----------------------------
     (Carl E. Reichardt)



     Robert E. Rubin*                   Director
-----------------------------
    (Robert E. Rubin)



     John L. Thornton*                  Director
-----------------------------
     (John L. Thornton)


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                                       8


                                        Group Vice President and
                                        Chief Financial Officer
      Henry D.G. Wallace*               (principal financial officer)
-----------------------------
     (Henry D.G. Wallace)




                                        Vice President and Controller
   Lloyd E. Hansen*                     (principal accounting officer)
-----------------------------
  (Lloyd E. Hansen)



*By:/s/K. S. Lamping
-----------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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                                       9

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                                  EXHIBIT INDEX
                                                                                                 Sequential Page
                                                                                                 at Which Found
                                                                                                 (or Incorporated
                                                                                                  by Reference)
                                                                                                  ---------------

Exhibit 4.1  -  Ford Motor Company Savings and Stock Investment Plan for
                Salaried Employees (as amended effective January 1, 1997) with amendments through January 26, 2000. Filed as Exhibit 4.A to Registration Statement No. 333-37396 and incorporated herein by reference.

Exhibit 4.2  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.3  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.4  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 333-28181 and incorporated herein by reference.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

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                                       10

Exhibit 23   -  Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.

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